Exhibit 4.20

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 4, 2005, by and between Gastar Exploration Ltd., an Alberta, Canada corporation (the “Company”), and Chesapeake Energy Corporation, an Oklahoma corporation (the “Purchaser”).

WHEREAS:

In connection with the Common Share Purchase Agreement dated November 4, 2005 by and between the parties hereto (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell the Shares (as such term is defined in the Purchase Agreement) to the Purchaser concurrently with the execution and delivery of this Agreement.

To induce the Purchaser to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to close.

b. “Canadian Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes, of the securities regulation authorities (including the Toronto Stock Exchange) of any applicable jurisdiction, or jurisdictions collectively, in Canada.

c. “Common Shares” means the common shares of the Company.

d. “Governmental Authority” means the government of the United States of America, the government of Canada or the government of any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of its subsidiaries, or any of their respective properties, assets or undertakings.

e. “Investor” means the Purchaser, any transferee or assignee thereof to whom the Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10.

f. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental or any department or agency thereof.

g. “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

h. “Registrable Securities” means (i) the Shares required to be issued on the Closing Date, (ii) any Preemptive Right Securities (as defined in the Purchase Agreement), and (iii) any common shares issued or issuable with respect to such Shares and Preemptive Right Securities as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise; provided, however, that any such Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities becomes effective under the 1933 Act and such securities are disposed of in accordance with such Registration Statement, (b) such securities are sold in accordance with Rule 144 (as defined in Section 9), or (c) such securities become transferable without any restrictions in accordance with Rule 144(k) (or any similar rule then in effect under the 1933 Act).

i. “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

j. “Trading Day” means any day on which the Common Shares are traded on the principal securities exchange or securities market in the United States or Canada on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade, or actually trade on such exchange or market, for less than 4.5 hours.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

2.	DEMAND REGISTRATION.

a. Request for Registration. At any time after the earlier of January 1, 2006 or the date of effectiveness of the Company’s registration statement on Form S-1 (File No. 333-127498) (the “Existing Registration Statement”), if the Company shall receive a written request (“Demand Notice”) from an Investor holding at least 30% of the Registrable Securities then outstanding (the “Initiating Investor”) for registration under the 1933 Act (a “Demand Registration”) of all or part of its Registrable Securities but not less than 30% of the Registrable Securities then outstanding, then the Company shall, within 15 days of the receipt thereof, give written notice of such Demand Notice to each Investor. Within 15 days after receiving such notice, each Investor may make a written request to the Company that any or all of the Investor’s Registrable Securities be included in the Demand Registration, which notice shall specify the number of shares to be so included. Subject to Section 2(e) hereof, the Company shall include in the Demand Registration (or in a separate Registration Statement filed concurrently therewith) all Registrable Securities with respect to which the Company has received a written request for inclusion therein within 15 days after the receipt by such Investor of the Company’s notice. Each Investor shall be permitted to withdraw all or part of the Investor’s Registrable Securities requested to be included in the Demand Registration at any time prior to the effective date of such Demand Registration without any liability for any registration expenses. The Demand Notice will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof and the jurisdictions in which registration is reasonably desired.

b. Limitation on Demand Registration. The Company shall not be obligated to effect more than three Demand Registrations under this Section 2. Notwithstanding any provision of this Agreement to the contrary, the Company shall be entitled to postpone (but not more than once in any twelve month period), for a reasonable period of time not in excess of 90 days, the filing of a Registration Statement if the Company delivers to the Investors a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company certifying that, in the good faith judgment of the Board of Directors of the Company, such registration and offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Company. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The Persons receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 4(i). If the Company shall so postpone the filing of a Registration Statement, the Initiating Investor shall have the right to withdraw the request for registration by giving written notice to the Company within 10 days of the anticipated termination date of the postponement period, as provided in the certificate delivered by the Company pursuant hereto, and in the event of such withdrawal, such request shall not be counted for purposes of the number of Demand Registrations to which the Investors are entitled pursuant to the terms of this Agreement.

c. Effective Registration. A registration will not count as a Demand Registration (i) unless a Registration Statement with respect thereto has become effective (unless the Initiating Investor withdraws its shares of Registrable Securities requested to be included in the Demand Registration), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to an Investor and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of an Investor.

d. No Third-Party Piggy-Back on Demand Registrations without Consent. Neither the Company nor any of its security holders who are not Investors may include securities of the Company in any Demand Registration without the prior written consent of the Initiating Investor.

e. Priority on Demand Registrations. In the event an offering pursuant to a Demand Registration shall be in the form of an underwritten offering pursuant to subsection (f) below, if the managing underwriter or underwriters of such offering advise the Company and the Investors in writing that, in their good faith judgment, the number of Registrable Securities and any other securities requested to be included in such offering is sufficiently large to adversely affect the success of such offering (a “Material Adverse Effect”), then (i) the amount of securities to be included in the Demand Registration for any Persons (other than the Company and the Investors) shall first be reduced, thereafter the securities to be offered for the account of the Company shall be reduced, and thereafter the Registrable Securities to be offered for the account of the Investors shall be reduced so that the total number of securities to be included in the offering shall be the recommended number by such managing underwriter or underwriters, unless the Investors desire to sell a number of Registrable Securities that is less than the total amount that they are entitled to sell, in which event the number of Registrable Securities not so elected to be sold shall be allocated first to the Company and then to any other holders of securities of the Company permitted to include their securities in such Demand Registration pursuant to Section 2(d).

f. Manner of Offering; Selection of Underwriters. If the Initiating Investor so requests, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering and all Persons electing to participate in such Demand Registration shall be bound by such determination. If a Demand Registration is in the form of an underwritten offering, the Initiating Investor shall select the managing underwriter or underwriters to be used in connection with the offering; provided, however, that such underwriter or underwriters must be reasonably satisfactory to the Company.

3.	PIGGY-BACK REGISTRATION.

a. Request for Registration. At any time after the date hereof, if the Company proposes to file a registration statement under the 1933 Act (other than (i) a registration statement on Form S-4 or S-8 or any successor form that may be adopted by the SEC, (ii) a registration statement filed in connection with an exchange offer or offering of securities or debt solely to the Company’s existing security or debt holders, (iii) a registration statement filed as a “shelf” registration pursuant to Rule 415 under the 1933 Act or (iv) the Existing Registration Statement (an “Exempt Offering”)) with respect to an offering of securities of the same class as the Registrable Securities for the Company’s own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to each Investor as soon as practicable (but in no event less than 20 nor more than 60 days before the anticipated filing date). Such notice shall offer each Investor the opportunity to have all or any of the Registrable Securities held by such Investor included in the Registration Statement proposed to be filed or, at the Company’s option, in a separate Registration Statement to be filed concurrently with such Registration Statement (the “Piggy-Back Registration”). Within 15 days after receiving such notice, each Investor may make a written request to the Company that any or all of the Investor’s Registrable Securities be included in the Piggy-Back Registration, which notice shall specify the number of shares to be so included. Subject to Section 3(b) hereof, the Company shall include in the Piggy-Back Registration (or in a separate Registration Statement filed concurrently therewith) all Registrable Securities with respect to which the Company has received a written request for inclusion therein within 15 days after the receipt by such Investor of the Company’s notice. The Company may in its discretion withdraw any Registration Statement filed pursuant to this Section 3(a) subsequent to its filing without liability to any Investor except with respect to expenses. Each Investor shall be permitted to withdraw all or part of the Investor’s Registrable Securities requested to be included in a Piggy-Back Registration at any time prior to the effective date of such Piggy-Back Registration without any liability for any registration expenses.

b. Priority on Piggy-Back Registration. If any Piggy-Back Registration is to be an underwritten offering, the Company shall use its reasonable efforts to cause the managing underwriter or underwriters to permit the shares of Registrable Securities requested by each Investor to be included in the Piggy-Back Registration (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate). Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise the Company in writing that, in their good faith judgment, the number of Registrable Securities and any other securities requested to be included in such offering is sufficiently large to have a Material Adverse Effect, then (i) if such Piggy-Back Registration is incident to a primary registration on behalf of the Company, the amount of securities to be included in the Piggy-Back Registration for any Persons (other than the Company) shall be reduced pro rata so that the total number of securities to be included in the offering shall be the recommended number by such managing underwriter or underwriters, unless an Investor desires to sell a number of Registrable Securities that is less than the total amount that it is entitled to sell, and (ii) if such Piggy-Back Registration is incident to a secondary registration on behalf of holders of securities of the Company, the Company shall include in such Registration Statement (A) first, the number of securities of such Person(s) on whose behalf the registration is being made, (B) second, the number of Registrable Securities requested to be included in such registration pursuant to this Section 3 and for the account of all other Persons pursuant to similar piggy-back registration rights in excess of the securities such Persons on whose behalf the registration is being made propose to sell that, in the good faith judgment of such managing underwriters, can be sold without causing a Material Adverse Effect on such offering, and (C) third, the number of securities requested to be included in such registration by the Company.

c. Legal Counsel. Subject to Section 6 hereof, the Purchaser shall have the right to select one legal counsel to review, on behalf of the Purchaser, any registration pursuant to this Agreement (“Legal Counsel”), which shall be Commercial Law Group, P.C., or such other counsel as thereafter designated in writing to the Company by the Purchaser or its assignee. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations under this Agreement.

4.	REGISTRATION PROCEDURES.

At such time as the Company is obligated to effect the registration of the Registrable Securities with the SEC pursuant to Section 2 or 3 hereof, the Company will use its reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the applicable Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after such filing. The Company shall keep each Registration Statement effective at all times for a period of at least 120 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have been sold (the “Registration Period”). Such Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The term “reasonable efforts” shall mean, among other things, that the Company shall submit to the SEC, within three (3) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request; provided, however, that, subject to Section 4(t), the Company may delay (an “Effectiveness Request Grace Period”) such submission of a request for acceleration of effectiveness of such Registration Statement if, in the good faith opinion of the Company and its counsel, such Effectiveness Request Grace Period is necessary to avoid disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required; provided that the Company shall (i) promptly notify the Investor in writing of the existence of material non-public information giving rise to such an Effectiveness Request Grace Period (provided that in each notice the Company shall not disclose the content of such material non-public information to the Investor), (ii) submit such request for acceleration of effectiveness as soon as, in the good faith opinion of Company and its counsel, such Effectiveness Request Grace Period is no longer necessary (subject to Section 4(t)), and (iii) notify the Investor in writing of the date on which the Effectiveness Request Grace Period ends.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) to each Registration Statement as may be necessary to keep such Registration Statement effective at all times during the Registration Period, with respect to the disposition of all securities covered by the Registration Statement and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of the securities of the Company covered by such Registration Statement until such time as all of such securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the 1933 Act. In the case of amendments and supplements to a Registration Statement that are required to be filed pursuant to this Agreement (including pursuant to this Section 4(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into the Registration Statement, if applicable and permitted by law, or shall file such amendments or supplements with the SEC as soon as practicable after such filing of the report; provided, however, that the Company may delay the filing of any applicable supplement or amendment pursuant to Section 4(t) (any such delay, a “Current Report Update Grace Period”).

c. The Company shall (A) permit Legal Counsel to review and comment upon (i) the Registration Statement at least five (5) Business Days prior to its filing with the SEC, and (ii) all amendments and supplements to the Registration Statement (except for Annual Reports on Form 10-K, Quarterly Reports on Form l0-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any document, Registration Statement, amendment or supplement described in the foregoing clause (A) in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of the Registration Statement or any amendment or supplement thereto without providing prior notice thereof to Legal Counsel and each Investor. The Company shall furnish to Legal Counsel, without charge, (i) promptly after the same is prepared and filed with the SEC, one copy of the Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference that have not been filed, or are not immediately available electronically, via EDGAR, and all exhibits, and (ii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 4.

d. The Company shall furnish to each Investor whose Registrable Securities are included in a Registration Statement, and to any managing underwriter or underwriters, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by the Investor or the managing underwriter or underwriters) and deliver to the Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as the Investor may reasonably request in connection with the distribution of the Registrable Securities.

e. The Company shall use its reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under the securities or “blue sky” laws of all the states of the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(e) or (y) subject itself to general taxation in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver to each Investor, without charge, as many copies of the Prospectus included in such Registration Statement and each amendment or supplement thereto as such Investor may reasonably request in connection with the distribution of the Registrable Securities. The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered electronically to Legal Counsel and each Investor on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g. The Company shall use its reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as practicable and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h. At the reasonable request (in the context of the securities laws) of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investor, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investor, provided that such Investor shall reimburse the Company for its out-of-pocket expenses incurred in connection with the furnishing of any such letter and opinion.

i. At the reasonable request (in the context of the securities laws) of any Investor, the Company shall upon receipt of a waiver of such investor’s non-public information requirements make available for inspection during regular business hours by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information that any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor and Legal Counsel) or use of any Record or other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Each Inspector that exercises its rights under this Section 4(i) shall be obligated to execute a non-disclosure agreement containing such reasonable terms as the Company may request. The fees and expenses of the Inspectors shall be borne by the applicable Investor or Investors.

j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k. The Company shall use its reasonable efforts to (i) maintain the listing of the Common Shares on the Toronto Stock Exchange or, if listed on a U.S. national securities exchange, the NYSE, the AMEX, the Nasdaq National Market or the Nasdaq SmallCap Market, on such exchange or market, (ii) cause all the Registrable Securities covered by a Registration Statement to be listed (or quoted, as applicable) on each United States or Canadian securities exchange or trading market on which securities of the same class or series issued by the Company are then listed or traded, and (iii) without limiting the generality of the foregoing, to arrange for at least three market makers to register with the National Association of Securities Dealers, Inc. (“NASD”) as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 4(k).

l. The Company shall cooperate with each Investor who holds Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

m. The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of the applicable Registration Statement.

n. If requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor of such Registrable Securities.

o. The Company shall use its reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States and Canada as may be necessary to consummate the disposition of such Registrable Securities.

p. The Company shall make generally available to its security holders, as soon as practicable, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

q. The Company shall otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

r. Within two (2) Business Days after a Registration Statement that covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to each Investor whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC, provided that if the Company changes its transfer agent, it shall immediately deliver any previously delivered notices under this Section 4(r) and any subsequent notices to such new transfer agent.

s. The Company shall make such filings with the NASD (including providing all required information and paying required fees related thereto) as and when requested by an Investor and make all other filings and take all other actions reasonably necessary to expedite and facilitate disposition by Investors of Registrable Securities pursuant to a Registration Statement.

t. Notwithstanding anything to the contrary in Section 4(f), at any time after the applicable Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Post-Effectiveness Grace Period,” and along with each Effectiveness Request Grace Period and Current Report Update Grace Period, each a “Grace Period”); provided that the Company shall promptly (i) notify the Investor in writing of the existence of material non-public information giving rise to a Post-Effectiveness Grace Period (provided that in each notice the Company shall not disclose the content of such material nonpublic information to the Investor) and the date on which the Post-Effectiveness Grace Period will begin, and (ii) notify the Investor in writing of the date on which the Post-Effectiveness Grace Period ends. Notwithstanding anything to the contrary contained herein, no Grace Period shall exceed 30 consecutive days, any Grace Periods during any 365-day period shall not exceed an aggregate of 60 days, and the first day of any Grace Period must be at least two (2) Trading Days after the last day of any prior Grace Period (a Grace Period that satisfies all of the requirements of Sections 4(a) and 4(b) and this Section 4(t), as applicable, being referred to as an “Allowable Grace Period”). For purposes of determining the length of a Post-Effectiveness Grace Period under this Section 4(t), the Post-Effectiveness Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the later of the date the holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 4(f) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of a Post-Effectiveness Grace Period, the Company shall again be bound by the first sentence of Section 4(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

u. After the date of this Agreement, the Company shall not, without the prior written consent of Investors holding a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Investor hereunder.

5.	OBLIGATIONS OF THE INVESTORS.

a. At least six (6) Business Days prior to the first anticipated filing date of a Registration Statement filed pursuant to Sections 2 or 3 hereof and at least five (5) Business Days prior to the filing of any amendment or supplement to a Registration Statement, the Company shall notify each Investor in writing of the information, if any, the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement or, with respect to an amendment or a supplement, if such Investor’s Registrable Securities are included in such Registration Statement (each an “Information Request”). Provided that the Company shall have complied with its obligations set forth in the preceding sentence, it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company, in response to an Information Request, such information regarding itself; the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(g) or the first sentence of Section 4(f) or written notice from the Company of a Grace Period, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) or receipt of notice that no supplement or amendment is required or that the Grace Period has ended. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of an Investor in connection with any sale of Registrable Securities pursuant to a Registration Statement covering such Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 4(g) or the first sentence of Section 4(f) and for which the Investor has not yet settled.

6.	EXPENSES OF REGISTRATION.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2, 3 and 4, including all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company, except as provided in Section 4(h). The Company shall also reimburse the Investor for the reasonable fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2, 3 and 4 of this Agreement, up to a maximum of $10,000 per Registration Statement.

7.	INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act, the 1934 Act or the Canadian Securities Laws (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several

(collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body (including the SEC or any state or provincial securities commission authority or self-regulatory organization, in the United States, Canada or anywhere else in the world), whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any of the Canadian Securities Laws, any other law, including any state, provincial or foreign securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement by the Company (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 7(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 4(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 4(d), and the Indemnified Person was promptly advised in writing not to use the incorrect preliminary prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 4(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 10.

b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 7(a), the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of the 1933 Act, the 1934 Act or the Canadian Securities Laws (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act, the Canadian Securities Laws or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 7(c), such Investor will reimburse, promptly as such expenses are incurred and are due and payable, any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 7(b) and the agreement with respect to contribution contained in Section 8 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such

Investor, which consent shall not be unreasonably withheld; provided, further, however, that the aggregate liability of the Investor in connection with any Violation shall not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement giving rise to such Claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 10. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In any such proceeding, any Indemnified Person or Indemnified Party may retain its own counsel, but, except as provided in the following sentence, the fees and expenses of that counsel will be at the expense of that Indemnified Person or Indemnified Party, as the case may be, unless (i) the indemnifying party and the Indemnified Person or Indemnified Party, as applicable, shall have mutually agreed to the retention of that counsel, (ii) the indemnifying party does not assume the defense of such proceeding in a timely manner or (iii) in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel for the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding, in which case the Company shall pay reasonable fees for up to one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investor(s) holding at least two-thirds (2/3) in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not the Indemnified Party or Indemnified Person is an actual or potential party to such action or claim), which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

8.	CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale, shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited to an amount equal to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to the Registration Statement giving rise to such action or claim for indemnification less the amount of any damages that such seller has otherwise been required to pay in connection with such sale.

9.	REPORTS UNDER THE 1934 ACT.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration (“Rule 144”), after the Company first becomes subject to reporting obligations under the 1934 Act, the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on 8-K (other than Current Reports on Form 8-K that are required solely pursuant to Item 1.01, 1.02, 2.03, 2.04, 2.05, 2.06 or 4.02(a) of Form 8-K) and any similar or successor reports required of the Company under the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon written request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

10.	ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Purchaser to any transferee or assignee of all or any portion of Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within five (5) Business Days after such transfer or assignment; (ii) the Company is, within five (5) Business Days after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or any applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) in the case of a transfer or assignment of fewer than all of the Registrable Securities then held by the Investor to a Person that is not an affiliate of the Investor, at least 9,000,000 Registrable Securities (subject to adjustment for stock splits, stock dividends, stock combinations and similar transactions after the date of this Agreement) are transferred or assigned to the transferee or assignee.

11.	AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

12.	MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as set forth below, or such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change:

If to the Company:

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

Telephone: (713) 739-1800

Facsimile: (713) 739-0458

Attention: Chief Executive Officer

With a copy to:

Vinson & Elkins, L.L.P.

First City Tower

1001 Fannin Street, Suite 2300

Houston, Texas 77002-6760

Telephone: (713) 758-2222

Facsimile: (713) 758-2346

Attention: T. Mark Kelly, Esq.

If to the Purchaser:

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Attention: Mr. Douglas J. Jacobson

Facsimile (405) 879-9546

With a copy to Legal Counsel:

Commercial Law Group, P.C.

2725 Oklahoma Tower

210 Park Avenue

Oklahoma City, Oklahoma 73102-5643

Attention: C. Ray Lees, Esq.

Facsimile: (405) 232-5553

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Harris County for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e. This Agreement, the Purchase Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Purchase Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 10, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments arid documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding at least two-thirds (2/3) of the Registrable Securities, determined without regard to any limitations on the issuance of the Shares. Any consent or other determination approved by Investors as provided in the immediately preceding sentence shall be binding on all Investors.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, to the extent provided in Sections 7(a) and 7(b) hereof, each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act, the 1934 Act or the Canadian Securities Laws and each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of the 1933 Act, the 1934 Act or the Canadian Securities Laws, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

m. Unless the context otherwise requires, (a) all references to Sections are to Sections contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (c) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:		PURCHASER:

GASTAR EXPLORATION LTD.		CHESAPEAKE ENERGY CORPORATION

By:	/s/ J. RUSSELL PORTER	By:	/s/ DOUGLASS J. JACOBSON
	J. Russell Porter, President and		Douglas J. Jacobson
	Chief Executive Officer		Senior Vice President